                                                                   Exhibit 99.1

                                Footnotes to Form 4

(1) On December 13, 2021, Wilco Acquisition, LP ("Wilco Acquisition")
    distributed to certain of its limited partners, for no consideration, an aggregate of 2,270,624 shares of the Issuer's Class A common stock ("Common
    Stock"), representing each such partner's pro rata interest in such shares.
    The aforementioned distribution was made in accordance with the exemptions afforded by Rules 16a-13 and 16a-9 of the Exchange Act.

(2) Represents shares held directly by Wilco Acquisition. Wilco GP, Inc.
    ("Wilco GP"), an affiliate of Advent International Corporation ("Advent"), is the general partner of Wilco Acquisition.

(3) Advent and entities related to Advent may be deemed to have indirect beneficial ownership of the Issuer's securities that are directly beneficially owned by Wilco Acquisition, including the following entities
    (i) Advent International GPE VII Limited Partnership, Advent International
    GPE VII-B Limited Partnership, Advent International GPE VII-C Limited
    Partnership, Advent International GPE VII-D Limited Partnership, Advent
    International GPE VII-F Limited Partnership and Advent International GPE
    VII-G Limited Partnership (collectively, the "Advent VII Luxembourg
    Funds"); (ii) Advent International GPE VII-A Limited Partnership, Advent
    International GPE VII-E Limited Partnership and Advent VII-H (collectively, the "Advent VII Cayman Funds"); (iii) Advent Partners GPE VII Cayman
    Limited Partnership, Advent Partners GPE VII - B Cayman Limited
    Partnership, Advent Partners GPE VII Limited Partnership, Advent Partners
    GPE VII - A Cayman Limited Partnership, Advent Partners GPE VII - A Limited
    Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent
    Partners GPE VII 2014 Cayman Limited Partnership, Advent Partners GPE VII-A
    2014 Limited Partnership, Advent Partners GPE VII-A 2014 Cayman Limited
    Partnership (collectively, the "Advent VII Partners Funds") and (iv) GPE
    VII ATI Co-Investment (Delaware) Limited Partnership (the "Advent Co-Invest
    Fund," and together with the Advent VII Luxembourg Funds, the Advent VII
    Cayman Funds, and the Advent VII Partners Funds, the "Advent Funds").

    Advent is the manager of Advent International GPE VII, LLC ("Advent Top
    GP"), which in turn is the General Partner of each of GPE VII GP Limited
    Partnership ("Advent GP Cayman"), the Advent AP Funds, and the Advent Co-
    Invest Fund. Advent Top GP is also the manager of GPE VII GP S.A.R.L.
     ("Advent GP Luxembourg"), which is the General Partner of each of the
    Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds.

(4) In addition to the shares held by Wilco Acquisition, Advent manages funds that collectively own 115,830,656 shares of Common Stock, which are represented as follows: (i) 11,324,692 shares held by Advent International
    GPE VII Limited Partnership, (ii) 30,970,374 shares held by Advent
    International GPE VII-B Limited Partnership, (iii) 9,845,475 shares held by
    Advent International GPE VII-C Limited Partnership, (iv) 6,777,137 shares held by Advent International GPE VII-D Limited Partnership, (v) 2,873,509
    shares held by Advent International GPE VII-F Limited Partnership, (vi)
    2,873,509 shares held by Advent International GPE VII-G Limited
    Partnership, (vii) 10,481,755 shares held by Advent International GPE VII-A
    Limited Partnership, (viii) 22,316,206 shares held by Advent International
    GPE VII-E Limited Partnership, (ix) 1,743,884 shares held by Advent GPE
    VII-H Limited Partnership, (x) 65,045 shares held by Advent Partners GPE
    VII - 2014 Limited Partnership, (xi) 155,782 shares held by Advent Partners
    GPE VII - 2014 Cayman Limited Partnership, (xii) 179,333 shares held by
    Advent Partners GPE VII - A 2014 Limited Partnership, (xiii) 109,904 shares held by Advent Partners GPE VII - A 2014 Cayman Limited Partnership, (xiv)
    806,132 shares held by Advent Partners GPE VII - Cayman Limited
    Partnership, (xv) 1,063,662 shares held by Advent Partners GPE VII - B
    Cayman Limited Partnership, (xvi) 45,267 shares held by Advent Partners GPE
    VII - Limited Partnership, (xvii) 212,875 shares held by Advent Partners
    GPE VII - A Cayman Limited Partnership, (xviii) 107,151 shares held by
    Advent Partners GPE VII - A Limited Partnership and (xix) 13,878,964 shares held by Advent Co-Invest Fund.

(5) Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.